Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,893,073
Unrealized Gain (Loss) on Market Value of Futures	(3,276,173)
Dividend Income	21,779
Interest Income	100,145
ETF Transaction Fees	700
Total Income (Loss)	$(260,476)

Expenses
General Partner Management Fees	$44,733
Professional Fees	12,422
Brokerage Commissions	881
Non-interested Directors' Fees and Expenses	718
NYMEX License Fee	1,118
Total Expenses	$59,872
Net Income (Loss)	$(320,348)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/18	$87,748,713
Withdrawals (150,000 Shares)	(3,666,254)
Net Income (Loss)	(320,348)

Net Asset Value End of Month	$83,762,111
Net Asset Value Per Share (3,500,000 Shares)	$23.93

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612